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                                                                      EXHIBIT 99

                           ABLE TELCOM HOLDING CORP.
                          PROXY AND VOTING INSTRUCTION
          2000 ANNUAL MEETING OF SHAREHOLDERS -- [SEPTEMBER 29, 2000]

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints          and          , or any of them, as a
Proxy or with full power of substitution, to represent the undersigned at the 2000 Annual Meeting of Shareholders (the "Annual Meeting") of Able Telcom
Holding Corp. (the "Company") to be held at          in Atlanta, Georgia on
September 29, 2000 at 10 a.m. Eastern Time, and at all adjournments or postponements thereof, and to vote all the shares of Common Stock, $.001 par value per share, held of record by the undersigned at the close of business on August 17, 2000, with all the power that the undersigned would possess if personally present, as designated on the reverse side. Your vote is important to us. Feel free to direct your comments to the Corporate Secretary at (770) 993-1570. Shares will be voted as specified. The undersigned also hereby revokes previous Proxies and acknowledges receipt of the Company's Notice of Annual Meeting and Proxy Statement.

   The Board recommends a vote FOR Items 1-10. IF YOU DO NOT SPECIFY HOW YOU INTEND TO VOTE, THIS PROXY WILL BE VOTED "FOR" EACH PROPOSAL. The proxies or substitutes may vote accordingly in their discretion upon any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

 1. Approval of the Merger Agreement
             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

 2. Election of the Directors

   Nominees for Directors

    Billy V. Ray, Jr.        Edwin D. Johnson
    Alec McLarty             C. Frank Swartz

    [ ]  FOR all the nominees listed above              [ ]  WITHHOLD AUTHORITY to vote for the nominees    [ ]
                                                             listed above

    [ ] FOR all the nominees listed above, except as follows

List Exceptions:

 3. Amending the Articles of Incorporation

 A. to increase the number of authorized shares of Common Stock from 25 million to 100 million.
             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

 B. to increase the number of authorized shares of Preferred Stock from one million to five million.
             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

 4. Amending the Articles of Incorporation to change its corporate name for "ABLE TELCOM HOLDING CORP." to "THE ADESTA GROUP, INC."
             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

 5. Ratifying and approving the issuance of stock options granted to certain of our officers and directors.
             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

 6. Approving issuing 2,600,000 shares of Common Stock upon the exercise of certain options and stock appreciation rights granted to WorldCom, Inc.
             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

 7. Approving issuing shares of Common Stock upon exercising certain Series B warrants.
             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

 8. Approving issuing shares of Common Stock upon converting shares of our Series C Convertible Preferred Stock and exercising certain warrants issued in our Series C offering.
             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

 9. Approving issuing shares to Sirit Technologies, Inc. under our settlement agreement with them.
             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

10. Ratifying the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal years ended October 31, 1999 and October 31, 2000.
             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

NOTE: Please sign this Proxy Card as your name appears hereon, including the title "Executor," "Trustee," etc., if it is appropriate. If a joint account, each joint owner should each sign. If stock is held by a corporation, this Proxy Card should be executed by a proper officer thereof.

PLEASE DATE AND SIGN THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                                   Dated:                 , 2000
                                                     -----------------------

                                                   -----------------------------
                                                   Shareholder

                                                   -----------------------------
                                                   Co-owner, if applicable

                                                   [ ] I intend to attend the
                                                   Annual Meeting.